Exhibit 99.1

Revlon Reports First Quarter 2016 Results

NEW YORK--(BUSINESS WIRE)--May 6, 2016--Revlon, Inc. (NYSE:REV) today announced results for the first quarter ended March 31, 2016.

This release presents the Company’s results using the following measures: U.S. GAAP (“As Reported”); and non-GAAP (“Adjusted”), which excludes certain non-operating items from As Reported results and other unusual items identified by management that impact the comparability of the Company’s period-over-period results. As a result of the exclusion of these unusual items, the definition of Adjusted EBITDA has changed from that used in prior periods, and Adjusted EBITDA for prior periods presented in this release will be different from amounts reported in prior periods. See footnote (a) for further discussion of the Company’s non-GAAP and Adjusted measures. In addition, where indicated, the Company analyzes and presents its results excluding the impact of foreign currency adjustments (“XFX”). Reconciliations of As Reported results to Adjusted results are provided as an attachment to this release.

Highlights for the first quarter ended March 31, 2016 include:

  Total Company net sales of $439.6 million in the first quarter of 2016, an increase of 0.3%, or 3.6% on an XFX basis, over the quarter ended March 31, 2015 (the “prior year quarter”);
  Total Company Adjusted EBITDA1 was $67.5 million in the first quarter of 2016, a decrease of 5.3%, or 4.3% on an XFX basis, over the prior year quarter; and
  Total Company As Reported net income of $11.0 million in the first quarter of 2016, including the impact of $2.1 million of non-operating and unusual items, net of taxes. Excluding non-operating and unusual items, Adjusted1 net income was $13.1 million in the first quarter of 2016, an increase of $12.5 million over the prior year quarter.

Commenting on today’s announcement, Revlon President and Chief Executive Officer, Fabian Garcia, said “I am excited to have joined Revlon during a period of renewed growth and innovation. The Company began 2016 with a solid start, growing top line net sales by 3.6% on an XFX basis. Growth in International Consumer and U.S. Professional net sales was especially strong at 7.5%, on an XFX basis, and 10.3%, respectively. While U.S. Consumer net sales decreased slightly by 0.5%, consumption remained strong and we gained share during the quarter. We will continue to execute our value creation strategy with a strong focus on innovation, driving the Company to even greater success.”

1 See footnote (a) for further discussion of the Company’s non-GAAP measures. Reconciliations of As Reported results to Adjusted results are provided as an attachment to this release.

First Quarter 2016 Results

All figures in the below discussion of segment and geographic results, except where indicated, are presented on an XFX basis. Net sales increased $15.7 million, or 3.6%. The Company’s April 2015 CBB acquisition contributed $4.5 million to total Company net sales in the first quarter of 2016, with no comparable net sales in the first quarter of 2015. On an As Reported basis, total Company net sales were $439.6 million in the first quarter of 2016 and $438.5 million in the first quarter of 2015.

Segment Results

(USD millions)	Three Months Ended March 31,
	Net Sales				Segment Profit (b)
	As Reported				As Reported
	2016	2015	% Change	XFX % Change	2016	2015	% Change	XFX % Change

Consumer	$320.0	$324.3	-1.3%	2.5%	$58.4	$62.2	-6.1%	-4.7%
Professional	115.1	114.2	0.8%	2.7%	25.6	29.2	-12.3%	-12.7%
Other	4.5	-	N.M.	N.M.	(0.9)	-	N.M.	N.M.
Total	$439.6	$438.5	0.3%	3.6%	$83.1	$91.4	-9.1%	-8.2%

The above table provides information on an As Reported basis and, where indicated, on an XFX basis, and has not been adjusted for the unusual items discussed in footnote (a). Segment profit is defined in footnote (b) below.

Consumer Segment

Consumer segment net sales in the first quarter of 2016 increased 2.5%, primarily driven by higher net sales of Revlon ColorSilk hair color, Cutex nail products and SinfulColors color cosmetics, as well as higher net sales of Mitchum anti-perspirant deodorants due to new product innovation. These increases were partially offset by lower net sales of Revlon color cosmetics, mainly as a result of inventory reduction efforts by certain customers in the U.S.

Consumer segment profit decreased 4.7%, primarily driven by the unfavorable impact of product mix and FX transaction within cost of sales.

Professional Segment

Professional segment net sales in the first quarter of 2016 increased 2.7%, primarily due to higher net sales of American Crew men’s grooming products and Creme of Nature hair products, partially offset by lower net sales within the International region for CND nail products, primarily in Russia.

Professional segment profit was essentially flat versus prior year quarter, after excluding a $3.0 million one-time gain related to the sale of certain non-core professional brands that benefitted the first quarter of 2015.

Other Segment

The Other segment primarily includes the operating results of the CBB business, which generated $4.5 million in net sales in the first quarter of 2016, with no comparable net sales in the first quarter of 2015.

Geographic Net Sales - Total Company

(USD millions)	Three Months Ended March 31,
	As Reported
Net Sales:	2016	2015	% Change	XFX % Change

Consumer
United States	$200.5	$201.6	-0.5%	-0.5%
International	119.5	122.7	-2.6%	7.5%
Professional
United States	$47.2	$42.8	10.3%	10.3%
International	67.9	71.4	-4.9%	-1.8%
Other
United States	$-	$-	N.M.	N.M.
International	4.5	-	N.M.	N.M.
Total Net Sales	$439.6	$438.5	0.3%	3.6%

Consumer Segment

United States

In the Consumer segment, U.S. net sales during the first quarter of 2016 decreased $1.1 million, or 0.5%, primarily driven by lower net sales of Revlon color cosmetics, primarily as a result of inventory reduction initiatives by certain customers, partially offset by higher net sales of Cutex nail products and SinfulColors color cosmetics. Despite a decrease in net sales of Revlon color cosmetics in the first quarter of 2016, consumption remained strong in the U.S., exceeding consumption levels in the first quarter of 2015.

International

In the Consumer segment, International net sales during the first quarter of 2016 increased $9.2 million, or 7.5%, primarily driven by higher net sales of Revlon ColorSilk hair color, Revlon color cosmetics, Mitchum anti-persipirant deodorants and Cutex nail products. From a geographic perspective, the increase in International net sales was mainly driven by Argentina, Canada and the U.K.

Professional Segment

United States

In the Professional segment, U.S. net sales during the first quarter of 2016 increased $4.4 million, or 10.3%, primarily driven by new point-of-sale and merchandising initiatives for Creme of Nature, and the launch of the Elvis marketing campaign for American Crew men’s grooming products.

International

In the Professional segment, International net sales during the first quarter of 2016 decreased $1.3 million, or 1.8%, primarily driven by lower net sales within the International region for CND nail products, primarily in Russia, partially offset by higher net sales of American Crew men’s grooming products throughout the International region.

Total Company Results

(USD millions)		Three Months Ended March 31,
		As Reported
		2016		2015	% Change	XFX % Change

Operating Income	$	35.8	$	45.2	-20.8%	-20.6%
EBITDA		61.7		70.8	-12.9%	-11.9%
Adjusted EBITDA		67.5		71.3	-5.3%	-4.3%
Net Income (loss)		11.0		(0.9)	N.M.	-
Adjusted Net Income		13.1		0.6	N.M.	-

On an XFX basis, Adjusted EBITDA in the first quarter of 2016 declined by 4.3%, primarily driven by a decrease in gross profit as a result of the unfavorable impact of product mix and FX transaction.

In calculating Adjusted EBITDA, adjustments were made for the following non-operating items:

  Non-cash stock compensation of $2.2 million in the first quarter of 2016 and $1.6 million in the first quarter of 2015;
  Restructuring and related charges of $1.3 million in the first quarter of 2016 and $0.7 million in the first quarter of 2015;
  Acquisition and integration costs of $0.5 million in the first quarter of 2016 and $1.2 million in the first quarter of 2015; and
  Deferred consideration of $0.9 million related to the CBB acquisition recognized in the first quarter of 2016.

As further reflected in the footnotes to this release, to enhance the comparability of the period-over-period results, in calculating Adjusted EBITDA, the Company further adjusted its EBITDA results for the following items:

  Charges as a result of executive management changes of $0.9 million in the first quarter of 2016; and
  A $3.0 million one-time gain related to the sale of certain non-core professional brands in the first quarter of 2015.

The Company’s As Reported net income includes certain non-operating and unusual items that are reconciled in the tables to this release. Excluding these items, Adjusted net income was $13.1 million in the first quarter of 2016, compared to Adjusted net income of $0.6 million in the first quarter of 2015, an increase of $12.5 million. The increase in Adjusted net income was driven by foreign currency gains in the first quarter of 2016, as compared to foreign currency losses in the first quarter of 2015. As part of the Colomer acquisition, the Company assumed an intercompany loan denominated in U.S. Dollars, which is owed to the Company by one of its subsidiaries in Spain. The Company’s net income during these respective periods was impacted by $5.4 million of foreign currency gains and $13.6 million of foreign currency losses as the result of the Euro revaluation of this intercompany loan.

As Reported earnings (loss) per diluted share was $0.21 in the first quarter of 2016 and $(0.02) in the first quarter of 2015. On an Adjusted1 basis, earnings per diluted share was $0.25 in the first quarter of 2016, compared to $0.01 in the first quarter of 2015.

Cash Flow for the Three-Month Period

Net cash used in operating activities in the first quarter of 2016 was $102.4 million, compared to net cash used in operating activities of $25.6 million in the same period last year, representing a decrease in cash of $76.8 million. This follows the fourth quarter of 2015 in which the Company generated a very strong cash flow from operating activities. Free cash flow1 used in the first quarter of 2016 was $109.4 million, compared to $29.3 million used in the prior year period, representing a decrease in cash of $80.1 million. The decrease in cash in the first quarter of 2016 compared to the prior year quarter was primarily driven by the phasing of brand support spend and timing of customer collections.

1 See footnote (a) for further discussion of the Company’s non-GAAP measures. Reconciliations of As Reported results to Adjusted results are provided as an attachment to this release.

First Quarter 2016 Results and Conference Call

The Company will host a conference call with members of the investment community on May 6, 2016 at 9:30 A.M. EDT to discuss first quarter 2016 results. Access to the call is available to the public at www.revloninc.com.

Footnotes to Press Release

(a) Non-GAAP Financial Measures: EBITDA; Adjusted EBITDA; Adjusted net income; Adjusted diluted earnings per share; and free cash flow are non-GAAP financial measures that are reconciled to their most directly comparable GAAP measures in the accompanying financial tables.

The Company defines EBITDA as income from continuing operations before interest, taxes, depreciation, amortization, gains/losses on foreign currency fluctuations, gains/losses on the early extinguishment of debt, and miscellaneous expenses (the foregoing being the “EBITDA Exclusions”). To reflect the impact of non-cash stock compensation expense and certain other non-operating items that are not directly attributable to the Company's underlying operating performance (the “Non-Operating Items”), the Company presents Adjusted EBITDA to exclude these Non-Operating Items and to exclude the impact of certain unusual items impacting the comparability of the Company’s period-over-period results as seen through the eyes of management (the “Unusual Items”). The following table identifies the Non-Operating and Unusual Items excluded in the presentation of Adjusted EBITDA for all periods:

(USD millions)	Q1 2016	Q1 2015
Income / (Loss) Adjustments to EBITDA
Non-Operating Items:
Non-cash stock compensation expense	$(2.2)	$(1.6)
Restructuring and related charges	(1.3)	(0.7)
Acquisition and integration costs	(0.5)	(1.2)
Deferred consideration for CBB acquisition	(0.9)	-
Unusual Items:
Gain on sale of certain non-core professional brands	$-	$3.0
Executive management changes	(0.9)	-

Adjusted net income and Adjusted diluted earnings per share exclude the after-tax impact of the Non-Operating Items and Unusual Items, as well as the foreign currency loss related to the re-measurement of Revlon Venezuela’s balance sheets.

The Company excludes the EBITDA Exclusions, Non-Operating Items and Unusual Items, as applicable, in calculating non-GAAP measures because the Company's management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and these items do not facilitate an understanding of the Company's underlying operating performance.

Free cash flow is defined as net cash provided by operating activities, less capital expenditures for property, plant and equipment, plus proceeds from the sale of certain assets. Free cash flow excludes proceeds on sale of discontinued operations. Free cash flow does not represent the residual cash flow available for discretionary expenditures, as it excludes certain expenditures such as mandatory debt service requirements, which for the Company are significant.

The Company's management uses EBITDA, Adjusted EBITDA, Adjusted net income, Adjusted diluted earnings per share and free cash flow as operating performance measures (in conjunction with GAAP measures), as an integral part of its reporting and planning processes and to, among other things: (i) monitor and evaluate the performance of the Company's business operations, financial performance and overall liquidity; (ii) facilitate management's internal comparisons of the Company's historical operating performance of its business operations; (iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of the Company's management team and, together with other operational objectives, as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Management believes that EBITDA, Adjusted EBITDA, Adjusted net income, Adjusted diluted earnings per share and free cash flow are useful to investors to provide them with disclosures of the Company's operating results on the same basis as that used by management. Additionally, management believes that EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted diluted earnings per share provide useful information to investors about the performance of the Company's overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to the Company's underlying operating performance. Additionally, management believes that providing these non-GAAP measures enhances the comparability for investors in assessing the Company’s financial reporting. Management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt repayment and other strategic measures, after making necessary capital investments in property and equipment to support the Company's ongoing business operations, and provides them with the same measures that management uses as the basis for making resource allocation decisions.

Accordingly, the Company believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted net income, Adjusted diluted earnings per share and free cash flow, when used in conjunction with GAAP financial measures, are useful financial analysis measures, that are used by management, as described above and therefore can assist investors in assessing the Company's financial condition, operating performance and underlying strength. EBITDA, Adjusted EBITDA, Adjusted net income, Adjusted diluted earnings per share and free cash flow should not be considered in isolation or as a substitute for their respective most directly comparable As Reported measures prepared in accordance with GAAP, such as net income/loss, operating income, diluted earnings per share or net cash provided by (used in) operating activities. Other companies may define such non-GAAP measures differently. Also, while EBITDA is defined differently than Adjusted EBITDA for the Company's credit agreement, certain financial covenants in its borrowing arrangements are tied to similar measures. These non-GAAP financial measures should be read in conjunction with the Company's financial statements and related footnotes filed with the SEC.

(b) Segment profit is defined as income from continuing operations for each of the Company's Consumer, Professional and Other segments, excluding the EBITDA Exclusions. Segment profit also excludes unallocated corporate expenses and the impact of certain items that are not directly attributable to the segments' underlying operating performance, including the impact of the Non-Operating Items noted above in footnote (a). Unallocated corporate expenses primarily relate to general and administrative expenses related to the corporate administrative organization. These expenses are recorded in unallocated corporate expenses as these items are centrally directed and controlled. The Company does not have any material inter-segment sales.

Forward-Looking Statements

Statements made in this press release, which are not historical facts, are forward-looking. Forward-looking statements speak only as of the date they are made and, except for the Company's ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic or industry conditions and/or conditions in the Company’s reportable segments; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the issuance of this press release. Such forward-looking statements include, without limitation: (i) the belief that Revlon is in a period of renewed growth and innovation; and (ii) that the Company will continue to execute its value creation strategy with a strong focus on innovation, driving the Company to even greater success. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in our filings with the SEC, including, without limitation, our 2015 Annual Report on Form 10-K that we filed with the SEC on February 26, 2016 and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC during 2015 and 2016 (which may be viewed on the SEC's website at http://www.sec.gov or on our website at http://www.revloninc.com), as well as reasons including, without limitation: (i) unanticipated circumstances or results affecting the Company's efforts to grow its profitability, such as difficulties, delays in and/or the Company's inability to consummate transactions to expand its geographical presence; decreased sales due to lower than expected customer or consumer acceptance of the Company’s products; higher than expected sales returns related to any reduction of display space by the Company's customers, such as due to customer inventory management; and/or difficulties, delays in or less than expected results from the Company’s product development activities, including less than expected acceptance of the Company’s new products by consumers, salon professionals and/or customers or less than expected levels of advertising, promotional and/or marketing activities in support of the Company’s new product launches; and/or (ii) unanticipated costs or difficulties or delays in completing projects associated with the continued execution of the Company’s value creation strategy, such as lower than expected sales or higher than expected costs arising from any repositioning, repackaging or reformulating one or more brands or product lines or launching new product lines, acquiring businesses or brands or divesting or discontinuing non-core businesses and/or difficulties, delays in or increased costs in connection with taking further actions to optimize the Company’s manufacturing, sourcing, supply chain or organizational size and structure, as well as the unavailability of cash on hand and/or funds under the Company’s bank credit facilities or from other permitted additional sources of capital to fund any such activities. Other factors could also cause the Company’s results to differ materially from expected results. The business and financial materials and any other statement or disclosure on or made available through the Company’s websites or other websites referenced herein shall not be incorporated by reference into this release.

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(dollars in millions, except share and per share amounts)

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)

Net sales	$439.6	$438.5
Cost of sales	153.9	142.3
Gross profit	285.7	296.2
Selling, general and administrative expenses	248.1	249.3
Acquisition and integration costs	0.5	1.2
Restructuring charges and other, net	1.3	0.5

Operating income	35.8	45.2

Other expenses, net:
Interest expense	21.0	20.0
Amortization of debt issuance costs	1.5	1.4
Foreign currency (gains) losses, net	(3.4)	15.9
Miscellaneous, net	0.3	-
Other expenses, net	19.4	37.3

Income from continuing operations before income taxes	16.4	7.9
Provision for income taxes	5.8	8.7
Income (loss) from continuing operations, net of taxes	10.6	(0.8)
Income (loss) from discontinued operations, net of taxes	0.4	(0.1)

Net income (loss)	$11.0	$(0.9)

Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax	2.7	(13.4)
Amortization of pension related costs, net of tax	1.8	1.7
Revaluation of derivative financial instruments, net of
reclassifications into earnings	(0.9)	(1.9)
Other comprehensive income (loss)	3.6	(13.6)

Total comprehensive income (loss)	$14.6	$(14.5)

Basic earnings (loss) per common share:
Continuing operations	$0.20	$(0.02)
Discontinued operations	0.01	(0.00)
Net income (loss)	$0.21	$(0.02)

Diluted earnings (loss) per common share:
Continuing operations	$0.20	$(0.02)
Discontinued operations	0.01	(0.00)
Net income (loss)	$0.21	$(0.02)

Weighted average number of common shares outstanding:
Basic	52,482,413	52,386,223
Diluted	52,649,763	52,386,223

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars in millions)

	March 31,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$182.2	$326.9
Trade receivables, net	270.4	244.9
Inventories	209.8	183.8
Prepaid expenses and other	68.9	53.3
Total current assets	731.3	808.9
Property, plant and equipment, net	216.6	215.3
Deferred income taxes	68.6	71.3
Goodwill	469.7	469.7
Intangible assets, net	316.6	318.0
Other assets	84.9	84.1
Total assets	$1,887.7	$1,967.3

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
Short-term borrowings	$11.8	$11.3
Current portion of long-term debt	6.8	30.0
Accounts payable	178.4	201.3
Accrued expenses and other	225.8	272.4
Total current liabilities	422.8	515.0
Long-term debt	1,783.7	1,783.7
Long-term pension and other post-retirement plan liabilities	181.5	185.3
Other long-term liabilities	73.0	70.8
Total stockholders' deficiency	(573.3)	(587.5)
Total liabilities and stockholders' deficiency	$1,887.7	$1,967.3

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$11.0	$(0.9)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	25.9	25.6
Foreign currency (gains) losses from re-measurement	(4.2)	16.5
Amortization of debt discount	0.4	0.3
Stock-based compensation amortization	2.2	1.6
Provision for deferred income taxes	1.7	5.7
Amortization of debt issuance costs	1.5	1.4
Loss (gain) on sale of certain assets	0.2	(3.0)
Pension and other post-retirement income	(0.3)	(0.6)
Change in assets and liabilities:
Increase in trade receivables	(23.1)	(0.9)
Increase in inventories	(23.9)	(23.4)
Increase in prepaid expenses and other current assets	(14.6)	(18.1)
(Decrease) increase in accounts payable	(13.6)	18.3
Decrease in accrued expenses and other current liabilities	(52.6)	(27.4)
Pension and other post-retirement plan contributions	(1.9)	(2.5)
Purchases of permanent displays	(10.5)	(14.7)
Other, net	(0.6)	(3.5)
Net cash used in operating activities	(102.4)	(25.6)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(7.4)	(5.3)
Business acquisition	-	(4.2)
Proceeds from the sale of certain assets	0.4	1.6
Net cash used in investing activities	(7.0)	(7.9)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (decrease) increase in short-term borrowings and overdraft	(10.6)	1.7
Repayments under the Acquisition Term Loan	(13.4)	(14.2)
Prepayments under the 2011 Term Loan	(11.5)	(12.1)
Other financing activities	(0.9)	(1.2)
Net cash used in financing activities	(36.4)	(25.8)
Effect of exchange rate changes on cash and cash equivalents	1.1	(7.8)
Net decrease in cash and cash equivalents	(144.7)	(67.1)
Cash and cash equivalents at beginning of period	326.9	275.3
Cash and cash equivalents at end of period	$182.2	$208.2

Supplemental schedule of cash flow information:
Cash paid during the period for:
Interest	$27.8	$26.9
Income taxes, net of refunds	$2.0	$3.9

Supplemental schedule of non-cash investing and financing activities:
Treasury stock received to satisfy minimum tax withholding liabilities	$2.6	$2.0

REVLON, INC. AND SUBSIDIARIES
EBITDA AND ADJUSTED EBITDA RECONCILIATION
(dollars in millions)

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)
Reconciliation to net income (loss):

Net income (loss)	$11.0	$(0.9)
Income (loss) from discontinued operations, net of taxes	0.4	(0.1)
Income (loss) from continuing operations, net of taxes	10.6	(0.8)

Interest expense	21.0	20.0
Amortization of debt issuance costs	1.5	1.4
Foreign currency (gains) losses, net	(3.4)	15.9
Miscellaneous, net	0.3	-
Provision for income taxes	5.8	8.7
Depreciation and amortization	25.9	25.6

EBITDA	$61.7	$70.8

Non-operating items:
Non-cash stock compensation expense	2.2	1.6
Restructuring and related charges	1.3	0.7
Acquisition and integration costs	0.5	1.2
Deferred consideration for CBB acquisition	0.9	-

Unusual items:
Gain on sale of certain non-core professional brands	-	(3.0)
Executive management changes	0.9	-

Adjusted EBITDA	$67.5	$71.3

REVLON, INC. AND SUBSIDIARIES
SEGMENT PROFIT RECONCILIATION
(dollars in millions)

	Three Months Ended March 31,
	2016	2015
	(Unaudited)
Segment Net Sales:
Consumer	$320.0	$324.3
Professional	115.1	114.2
Other	4.5	-
Total Segment Net Sales	$439.6	$438.5

Segment Profit:
Consumer	$58.4	$62.2
Professional	25.6	29.2
Other	(0.9)	-
Total Segment Profit	$83.1	$91.4

Reconciliation to income from continuing operations before income taxes:
Income from continuing operations before income taxes	$16.4	$7.9

Interest expense	21.0	20.0
Amortization of debt issuance costs	1.5	1.4
Foreign currency (gains) losses, net	(3.4)	15.9
Miscellaneous, net	0.3	-
Operating income	35.8	45.2

Unallocated Corporate Expenses	16.5	17.1
Depreciation and amortization	25.9	25.6

Non-operating items:
Non-cash stock compensation expense	2.2	1.6
Restructuring and related charges	1.3	0.7
Acquisition and integration costs	0.5	1.2
Deferred consideration for CBB acquisition	0.9	-
Segment Profit	$83.1	$91.4

REVLON, INC. AND SUBSIDIARIES
ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE RECONCILIATION
(dollars in millions)

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)
Reconciliation to net income (loss) and diluted earnings per share:
Net income (loss)	$11.0	$(0.9)

Non-operating items (after-tax):
Foreign currency loss, Venezuela re-measurement	-	1.9
Restructuring and related charges	0.7	0.7
Acquisition and integration costs	0.3	0.7
Deferred consideration for CBB acquisition	0.9	-

Unusual items (after-tax):
Gain on sale of certain non-core professional brands	-	(1.8)
Executive management changes	0.2	-

Adjusted net income	$13.1	$0.6

Net Income:
Diluted earnings (loss) per common share	0.21	(0.02)
Adjustment to diluted earnings (loss) per common share	0.04	0.03
Adjusted diluted earnings per common share	$0.25	$0.01

U.S. GAAP weighted average number of common shares outstanding:
Diluted	52,649,763	52,386,223

REVLON, INC. AND SUBSIDIARIES
FREE CASH FLOW RECONCILIATION
(dollars in millions)

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)
Reconciliation to net cash used in operating activities:

Net cash used in operating activities	$(102.4)	$(25.6)

Less capital expenditures	(7.4)	(5.3)
Plus proceeds from the sale of certain assets	0.4	1.6

Free cash flow	$(109.4)	$(29.3)

CONTACT:
Investor Relations:
Revlon, Inc.
212-527-5230